UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 4, 2014, the Board of Directors of Omnicare, Inc. (the “Company”) approved and adopted the Fifth Amended and Restated By-laws (the “Amended By-laws”) of the Company, effective as of January 1, 2015. The Amended By-laws amend the Company’s existing Fourth Amended and Restated By-laws to:

•
clarify and expand certain procedures and requirements related to the submission of stockholder proposals, including, among others, requirements that the proposing stockholder (a) notify the Company of the number of shares of the Company’s stock held by the proposing stockholder as of the record date for the meeting, (b) describe any derivative transactions the proposing stockholder has entered into with respect to shares of the Company’s stock and (c) update the proposal notice;

•
establish certain eligibility requirements for director nominees, including the nominee’s agreement to (a) act in accordance with a director’s duties under Delaware law, (b) not become party to any agreement that commits the director to vote on an issue in a certain way and (c) not become party to any agreement (other than with the Company) with respect to compensation, reimbursement or indemnification in connection with the nominee’s candidacy or service on the Board that has not been disclosed to the Company;

•	clarify and expand certain procedures related to calling special meetings of stockholders;

•	designate the Court of Chancery of the State of Delaware as the exclusive forum for certain specified actions, including any derivative action brought on behalf of the Company; and

•	make certain other clarifying or conforming changes.

The foregoing description of the Amended By-laws is not complete and is qualified in its entirety by reference to the full text of the Amended By-laws, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated By-laws of Omnicare, Inc., effective as of January 1, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  December 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated By-laws of Omnicare, Inc., effective as of January 1, 2015.

4